Exhibit 99(c)


                          Certificate as to Compliance
                          ----------------------------


         I, Steven H. Smith, Servicing Officer of Household Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 4.9 of the Master Sale and Servicing Agreement dated as of November 18, 2002 among Household Automotive Trust 2002-3, as Issuser, Household Auto Receivables Corporation, as Seller, the Master Servicer and, U.S. Bank National Association as Indenture Trustee (the "Master Sale and Servicing Agreement"), that:

         1. A review of the activities of the Master Servicer from January 1 through December 31, 2002 (the "Year") and of its performance under the Master Sale and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Master Sale and Servicing Agreement throughout the Year.

IN WITNESS WHEREOF, I have signed this certificate this 31st day of March, 2003.


                                       /s/ STEVEN H. SMITH
                                       ------------------------------------
                                       Steven H. Smith
                                       Servicing Officer